EXHIBIT 10.1
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                              CONSULTING AGREEMENT


         THIS AGREEMENT dated October 20, 2004 is between CDKnet.com, Inc., a corporation organized under laws of the State of Delaware, whose address is 948 US Highway 22, North Plainfield, NJ 07060, (hereinafter referred to as the "Company"); and, INVESTOR RELATIONS SERVICES, INC., a corporation organized under the laws of the State of Delaware, located at 120 Flagler Avenue, New Smyrna Beach, FL 32169 (hereinafter referred to as the "Consultant").

         WHEREAS, Consultant specializes in planning and procuring public and investor relations services to assist public companies in establishing and maintaining good relationships with brokerage firms, and in communicating effectively with investors, shareholders, market makers, securities analysts and others in the investment community; and

         WHEREAS, the Company desires to retain Consultant to provide the services described below, and the Consultant is willing to provide such services to the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       DUTIES AND INVOLVEMENT.

         The Company hereby engages Consultant to provide one or more plans, and to coordinate the execution of such plan, for using various investor and public relations services. The plan, which may or may not be reduced to writing, may include, but not by way of limitation, the following services: consulting with the Company's management concerning marketing surveys, investor accreditation, availability to expand investor base, investor support, strategic business planning, broker relations, conducting due diligence meetings, attendance at conventions and trade shows, assisting in the preparation and dissemination of press releases and stockholder communications, consulting with respect to mergers with companies, reviewing and updating a business plan, reviewing and advising on the capital structure for the Company, and assisting in the development of an acquisition profile and structure, recommending financing alternatives and sources, and consulting on the retention and performance of corporate financiers and/or investment banks. In addition, these services may include production of a corporate profile and fact sheets, personal consultant services, financial analyst and newsletter campaigns, conferences, seminars and national tour, including, but not by way of limitation, due diligence meetings, investor conferences and institutional conferences, printed media advertising design, newsletter production, broker solicitation campaigns, electronic public relations campaigns, direct mail campaigns, placement in investment publications and press releases. This agreement is limited to North America. Consultant is available and able to provide services outside of North America subject to mutual agreement regarding additional compensation for such services.

         2.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF CONSULTANT

         The Consultant represents, warrants and agrees as follows:

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         2.1 Organization.

         The Consultant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2.2 Authorization.

         The Consultant has full power, legal capacity and authority to enter into this Agreement, and to perform all of its obligations hereunder. This Agreement has been effectively authorized by all necessary action, corporate or otherwise, on the part of the Consultant, which authorizations remain in full force and effect, has been duly executed and delivered by the Consultant, and no other corporate proceedings on the part of the Consultant are required to authorize this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Consultant and is enforceable with respect to the Consultant in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws of court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the performance by the Consultant of the services contemplated hereby, or compliance with any of the provisions hereof, will violate any judgment, order, injunction, decree, statute, rule applicable to the Consultant. No authorization, consent or approval of any public body of authority or any third party is necessary for the Consultant to perform the services contemplated by this Agreement.

         2.3 No Pending Material Litigation or Proceedings.

         There are no actions, suits or proceedings pending or, to the best of the Consultant's knowledge, threatened against or affecting the Consultant at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors or principal stockholders of the Consultant in connection with the business, operations or affairs of the Consultant, which might result in any adverse change in the business of the Consultant, or which might prevent the Consultant from performing the services contemplated by this Agreement.

         2.4 Compliance with Law and Government Regulations.

         The Consultant is in compliance, and during the term of this Agreement will be in compliance, with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which the Consultant is subject. Without limiting the generality of the foregoing, the services contemplated by this Agreement does not and will not: (a) involve effecting transactions in any security, or inducing, attempting to induce the purchase or sale of any security which would require the Consultant or its officers or employees to register under the Securities Exchange Act of 1934, as amended; (b) activities which would require the Consultant or its agents to register under the Investment Advisors Act of 1940, as amended; or (c) activities which would under state regulation relating to broker-dealers or investment advisors require registration or licensing.

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         2.5 Certain Business Practices. No officer, director, shareholder, employee, agent or other representative of Consultant, or any person acting on behalf of Consultant, has or will directly or indirectly, given or agreed to give or give any illegal, unethical or improper gift or similar benefit to any broker, dealer, governmental employee or other person who is or may be in a position to help or hinder the Consultant or influence the price of a security.

         2.6 Authorizing Release of Information. Neither the Consultant, nor any officer, director, employee or agent of the Consultant will issue a press release or other information concerning the Company which has not been approved in advance by a senior executive having the authority to do so.

         2A. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF COMPANY

         The Company represents, warrants and agrees as follows:

         2A.1 Organization.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2A.2 Authorization.

         The Company has full power, legal capacity and authority to enter into this Agreement, and to perform all of its obligations hereunder. This Agreement has been effectively authorized by all necessary action, corporate or otherwise, on the part of the Company, which authorizations remain in full force and effect, has been duly executed and delivered by the Company, and no other corporate proceedings on the part of the Company are required to authorize this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable with respect to the Company in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws of court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the performance by the Company of the services contemplated hereby, or compliance with any of the provisions hereof, will violate any judgment, order, injunction, decree, statute, rule applicable to the Company. No authorization, consent or approval of any public body of authority or any third party is necessary for the Company to perform the services contemplated by this Agreement.

         2A.3 No Pending Material Litigation or Proceedings.

         There are no actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors or principal stockholders of the Company in connection with the business, operations or affairs of the Company, which might result in any adverse change in the business of the Company, except as disclosed in the Company's periodic reports filed with the SEC.

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         2A.4 Certain Business Practices. No officer, director, shareholder, employee, agent or other representative of Company, or any person acting on behalf of Company, has or will directly or indirectly, given or agreed to give or give any illegal, unethical or improper gift or similar benefit to any broker, dealer, governmental employee or other person who is or may be in a position to help or hinder the Company or influence the price of its security.

         3. RELATIONSHIP AMONG THE PARTIES.

         Consultant acknowledges that it is not an officer, director or agent of the Company, it is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The Company represents that the consultant does not have, through stock ownership or otherwise, the power neither to control the Company, nor to exercise any dominating influences over its management.

         Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship between the parties, and Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company. The Company and the Consultant agree that the Consultant is an independent contractor and shall have sole discretion in determining the methods and means of performing its services under this Agreement.

         The Company acknowledges that the services of Consultant contemplated by this Agreement do not include investment advice or stock brokerage.

         4. EFFECTIVE DATE, TERM AND TERMINATION.

         4.1 Term. This Agreement shall be effective on October 25, 2004 ("Effective Date"), and will continue until October 24, 2005, unless earlier terminated in accordance with Section 4.2, below. Notwithstanding the foregoing, this Agreement shall not be effective until approved by the Board of Directors of the Company. The Company will notify the Consultant promptly of such approval and provide the Consultant with a copy of the resolutions adopted by the Company's Board relating to this Agreement. If not approved by the Company's Board of Directors within 5 days of the execution hereof, this Agreement shall be of no further force or effect.

         4.2. Termination.

                  (a) This Agreement may be terminated by either party, without cause, after a period of six months upon ten (10) days written notice to the other party.

                  (b) Either party may terminate this Agreement upon written notice to the other if the other party discontinues its normal business operations, becomes subject to a bankruptcy proceeding or the appointment of a receiver, or makes an assignment for the benefit of creditors.

                  (c) Either party may terminate this Agreement in the event of a material breach by the other party; provided that the non-breaching party gives the breaching party ten (10) days' written notice of its intention to terminate for cause specifying the breach, and the

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breach is not cured within the ten (10) day notice period. During the notice period the non-breaching party shall have the right to suspend its performance under this Agreement.

                  (d) In the event of early termination under paragraph 4.2(a) above, the Consultant will be relieved of any further obligation to provide services or pay any further expenses in connection with the execution of the plan. In such event, Consultant agrees to indemnify and hold Company harmless from any claim or expense for fees and expenses from any provider of services under the plan and from the third party funding source described in Section 6, below.

         5.       OPTION TO RENEW AND EXTEND.

         Company may renew this Agreement on the same terms by providing written notice to Consultant at any time prior to the expiration hereof.

         6.       COMPENSATION AND PAYMENT OF EXPENSES.

         The Consultant represents that the fair value of its services and expenses contemplated by this Agreement is $1,000,000 and acknowledges that the Company has agreed to issue 1,150,000 shares of its restricted common stock to Summit Trading Limited, an international business corporation with its principal office at Charlotte House, Charlotte Street, Nassau, Bahamas ("Summit") to induce Summit to finance the Consultant's fees and services in performing this Agreement. The Consultant agrees that the failure of Summit to pay or discharge any fees or expense of Consultant shall not constitute a breach of this Agreement or excuse Consultant's obligations to perform for the full term.

         Company shall have no other obligation to Consultant for payment, unless the Company extends this Agreement pursuant to Section 5 hereof.

         In the event that the Company extends this Consulting Agreement for more than one year from the date of execution, the Consultant will be entitled to additional compensation computed by multiplying a fraction, the numerator of which shall be the number of additional days added to the Agreement and the denominator of which will be 365 times the total compensation for the first year. The additional compensation may be paid in stock to the Consultant. In the event the Company uses stock to pay this amount, the number of shares of common stock shall be determined by dividing the amount of compensation due under this paragraph by the higher of the closing bid price of the common stock on the day preceding the Company's notice to Consultant, or the closing bid price on October 20, 2004.

         All other expenses for the fulfillment of this Agreement shall be borne by the Consultant, and by third parties engaged by it in connection with the performance of the financial and public relations services provided for herein, including all costs and expenses incurred associated with its employees' working with the Consultant and its representatives, including lodging, meals, and travel as necessary.

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         7.       SERVICES NOT EXCLUSIVE.

         Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

         8.       CONFIDENTIAL INFORMATION.

         8.1 For purposes of this Agreement, the term "Confidential Information" shall mean non-public information that the Company designates as being confidential or which, under the circumstances surrounding disclosure, reasonably ought to be treated as confidential. Confidential Information disclosed to a party by any employee, agent, representative, or affiliate of the other party is covered by this Agreement.

         8.2 Confidential Information shall not include any information that:
(i) is or subsequently becomes publicly available without a breach of any obligation of confidentiality owed to a party under this Agreement or by any third party; (ii) was already known to a party before the other party's disclosure of such information; (iii) became known to a party from a source other than the other party and other than by a breach of an obligation of confidentiality owed to the party by such source; or (iv) is independently developed by a party.

         8.3 The Consultant shall not disclose any Confidential Information to third parties for at least five (5) years following the date of its disclosure to the Consultant. Provided, however, that Consultant may disclose Confidential Information to its professional advisors on a need-to-know basis if such advisors have agreed to keep such information confidential in the same or a substantially similar manner as provided for in this Agreement. the Consultant shall not use any Confidential Information except as expressly permitted by, or as required to achieve the purposes of, this Agreement.

         8.4 Notwithstanding anything contained in Section 8.3 to the contrary, a party may disclose Confidential Information in accordance with a judicial or other governmental order or as may be required by statute. Provided, however, that a party so disclosing Confidential Information (the "Disclosing Party") shall give the other party (the "Protected Party") as much advance notice as reasonably possible of any such disclosure so that the Protected Party may seek a protective order or other remedy. The Disclosing Party shall comply with any protective order or equivalent relating to the Confidential Information. If such a protective order is not obtained, the Disclosing Party shall use its reasonable best efforts to ensure that only the minimum portion of the Confidential Information necessary to comply with the law is disclosed.

         8.5 Each party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information of a similar nature, to keep confidential the Confidential Information.

         8.6 Consultant acknowledges that the federal securities laws prohibit Consultant from, directly or indirectly, purchasing selling or otherwise trading in the Company's securities

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while in possession of material information concerning the Company which has not been disclosed to the investing public, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to trade in the Company's securities. During the course of Consultant's performance of this Agreement, Consultant shall not, directly or indirectly, purchase, sell or otherwise trade in the Company's securities while in possession of material information concerning the Company which has not yet been disclosed to the investing public, nor shall Consultant disclose any such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to trade in the Company's securities.

         9.       COVENANT NOT TO COMPETE.

         During the term of this Agreement, Consultant warrants, represents and agrees that it will not directly or indirectly use the information developed for and by the Company in the cause of providing the services hereunder, and will not compete directly with the Company in the Company's primary industry or related fields.

         10.      INDEMNIFICATION.

         10.1 By Company. Company agrees to indemnify and hold harmless Consultant and its respective agents and employees, against any losses, claims, damages or liabilities, joint or several ("losses"), to which Consultant or any such other person, may become subject, insofar as such losses (or actions, suits or proceedings in respect thereof) arise out of or are based upon the performance by Consultant of its services hereunder except any losses resulting from the gross negligence or willful misconduct of Consultant or such persons; and will reimburse the Consultant, or any such other person, for any legal or other expenses reasonably incurred by the Consultant, or any such other person, in connection with investigation or defending any such losses except losses resulting from the gross negligence or willful misconduct of Consultant or any such person.

         10.2 By Consultant. Consultant agrees to indemnify and hold harmless Company and its directors, officers, agents and employees, against any losses, claims, damages or liabilities, joint or several ("losses"), to which the Company or any such other person, may become subject, insofar as such losses (or actions, suits or proceedings in respect thereof) arise out of or are based upon the failure of any representation, warranty or agreement made by Consultant in
Section 2, above, except any losses resulting from the gross negligence or willful misconduct of the Company or such persons; and will reimburse the Company, or any such other person, for any legal or other expenses reasonably incurred by the Company, or any such other person, in connection with investigation or defending any such losses.

         11.      MISCELLANEOUS PROVISIONS

         11.1 Time. Time is of the essence of this Agreement.

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         11.2 Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

         11.3 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

         11.4 Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

         11.5 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         11.6 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

         11.7 Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

         11.8 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         11.9 Assignment. Except as may be provided herein this Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

         11.10 Arbitration.

                  (a) If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement or a breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

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                  (b) Any provisional remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the Arbitrator pending arbitration.

                  (c) The situs of the arbitration shall be Washington, D.C.

                  (d) In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator.

         11.11 Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days' written notice, to the other party.

         11.12 Governing law. The Agreement shall be construed by and enforced in accordance with the laws of the State of New York without regard to conflicts of law principles.

         11.13 Entire agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

         11.14 Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

         11.15 Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

         11.16 Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

         11.17 Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

         11.18 Third Parties. Except as set forth with respect to officers, directors and agents of the Company, nothing in this Agreement, express or implied, is intended or shall be construed to confer or give any person, firm, partnership or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement to be effective as of the day and year provided herein.


                                  CONSULTANT:


                                  INVESTOR RELATIONS SERVICES, INC.

                                  By: /s/ Richard J. Fixaris
                                     ---------------------------------------
                                       Richard J. Fixaris, President and CEO


                                  COMPANY:


                                  CDKNET.COM, INC.

                                  By: /s/ Oleg Logvinov
                                     ---------------------------------------
                                       Oleg Logvinov, President




















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